SCHEDULE 14A INFORMATION



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                             Washington Mutual, Inc.
                (Names of Registrant as Specified in Its Charter)



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                                [Quotation Mark]

         "We continue to be impressed with the depth of the Washington Mutual management team and are now even more comfortable with the Company's future growth prospects. ... Through significant investment in technology and the active use of partnerships and outsourcing agreements, Washington Mutual now enjoys the benefits of state-of-the-art operating systems which are all Year 2000 compliant."

                                 Joseph Morford
                   Alex. Brown Research Report, May 14, 1997

                                [Quotation Mark]


                                [Quotation Mark]

         "We came away from the presentation with increased confidence in Washington Mutual's ability to execute its consumer banking strategy, particularly in California. One of our clients put it best: they actually seem to be running their bank like a business!"

                                 Kenneth Posner
                  Morgan Stanley Research Report, May 14, 1997

                                [Quotation Mark]


                                [Quotation Mark]

         "Experience is plentiful and demonstrated in many ways, especially the integration (of) acquisitions - over 20 in the last ten years - and also in terms of stock price appreciation - rising 35% per year compounded for the past seven years."

                                 Steven Schroll
                  Piper Jaffray Research Report, May 14, 1997

                                [Quotation Mark]




              It's true that the best advertising is word of mouth.


                   [Washington Mutual Logo] Washington Mutual

Permission for use of analysts quotes was sought and granted.      FDIC Insured

                GROWTH + VALUE + EXPERIENCE = WASHINGTON MUTUAL


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